                                                                       Exhibit 5

                      PORTER, WRIGHT, MORRIS & ARTHUR LLP
                             41 South High Street
                             Columbus, Ohio 43215
                           Telephone: (614)227-2000
                              Fax: (614)227-2100


                               October 19, 2001

Too, Inc.
3885 Morse Road
Columbus, Ohio 43219


         Re:  Registration Statement on Form S-8
              Too, Inc.
              Second Amended and Restated 1999 Stock Option and Performance Incentive Plan (the "Plan")

Gentlemen:

         We have acted as counsel for Too, Inc., a Delaware corporation ("Too"), in connection with the Registration Statement on Form S-8 (the "Registration Statement"), filed by Too with the Securities and Exchange Commission under the Securities Act of 1933, as amended, with respect to the registration of an additional 1,400,000 shares of Too Common Stock, $.01 par value (the "Shares"), to be issued under the Plan.

         In connection with this opinion, we have examined such corporate records, documents and other instruments of Too as we have deemed necessary.

         Based on the foregoing, we are of the opinion that the Shares will, when issued and paid for in accordance with the provisions of the Plan, be legally issued, fully paid and nonassessable, and entitled to the benefits of the Plan.

         We hereby consent to the filing of this opinion as an exhibit to the Registration Statement.


                                         Very truly yours,

                                         /s/ Porter, Wright, Morris & Arthur LLP

                                         PORTER, WRIGHT, MORRIS & ARTHUR LLP